EXHIBIT 77O TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3 ? John Hancock Global Fund purchased 22,700 shares of common stock in an offering of 280,000,000 shares of common stock (Dresdner Kleinwort Wasserstein) at a price of $31.00 on June 12, 2001. The seller to the fund was First Boston, AG Edwards, Tucker Cleary, ABN Amro, Utendahl Capital, Gruntal & Co. The underwriting syndicate included Credit Suisse First Boston, Salomon Smith Barney, JP Morgan, Morgan Stanley Dean Witter, UBS Warburg, BNP Paribas, HSBC, Lehman Brothers, Blaylock & Partners, L.P., Prudential Securities, Ramirez & Co., Inc., Sanford C. Bernstein & Co., LLC, Utendahl Capital Partners, L.P. The determinations required pursuant to Rule 10f-3 were made in reliance on written representations by Nicholas Applegate Capital Management including a section 10f-3 compliance report. ? John Hancock Global Fund purchased 87,400 shares of common stock in an offering of 760,100,000 shares of common stock (Dresdner Kleinwort Wasserstein) at a price of $2.25 on July 6, 2001. The seller to the fund was Merrill Lynch. The underwriting syndicate included Merrill Lynch International, Goldman Sachs International, Cazenove, Foxx-Pitt, Kelton, HSBC, The determinations required pursuant to Rule 10f-3 were made in reliance on written representations by Nicholas Applegate Capital Management including a section 10f-3 compliance report. ? John Hancock International Fund purchased 34,500 shares of common stock in an offering of 760,100,000 shares of common stock (Dresdner Kleinwort Wasserstein) at a price of $2.25 on July 6, 2001. The seller to the fund was Merrill Lynch. The underwriting syndicate included Merrill Lynch International, Goldman Sachs International, Cazenove, Foxx-Pitt, Kelton, HSBC, The determinations required pursuant to Rule 10f-3 were made in reliance on written representations by Nicholas Applegate Capital Management including a section 10f-3 compliance report. ? John Hancock Global Fund purchased 44,900 shares of common stock in an offering of 115,000,000 shares of common stock (Dresdner Kleinwort Wasserstein) at a price of $14.50 on July 18, 2001. The seller to the fund was Goldman Sachs and Lehman Brothers. The underwriting syndicate included Goldman Sachs, Morgan Stanley, Credit Suisse First Boston, Deutshe Banc Alex Brown, JP Morgan, Salomon Smith Barney, Banc of America, Lehman Brothers, Merrill Lynch,, UBS Warbug, ABN Amro, Advest, Robert W. Baird, MR Beal, Bear Stearns, Chatsworth, AG Edwards, Epoch, Janney Montgomery Scott, Edward Jones, Legg Mason Wood Walker, McDonald Investments, Needham & Company, Prudential, Muriel Siebert, Sturdivant, Wit SoundView, Thomas Weisel. The determinations required pursuant to Rule 10f-3 were made in reliance on written representations by Nicholas Applegate Capital Management including a section 10f-3 compliance report.